Exhibit 99.1

Ozop Energy Solutions Hires New Vice President of Business Development

 William Yargeau brings a track record of strong growth at industrial sales companies

WARWICK, NY., July 8, 2020 — Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), has announced that its wholly owned subsidiary, Power Conversion Technologies, Inc. (PCTI), has appointed William “Bill” Yargeau to the position of vice-president of business development. He is tasked with growing revenue and leveraging his experience as a strategic sales leader to enhance the company’s marketing planning, revenue forecasting, and communications processes.

Yergeau has more than 30 years of experience as a sales and operations professional responsible for delivering and sustaining new revenue. Prior to joining PCTI, Yargeau served in several leadership roles globally for a $2.4 billion, NYSE-traded industrial goods company, where he developed sales and marketing plans. During this time, he created innovative sales strategies as a key member of a global sales team that generated revenue increases of over $120 million company wide. For two years, Yargeau served as director of global sales, service and business development at Automated Precision, where he was responsible for year-on-year sales growth of 12 percent.

“Bill is exactly what the business needs right now to execute our plan for capturing a portion of the rapidly growing energy storage market,” said Catherine Chis, President and CEO of PCTI. “PCTI has had tremendous success in meeting the needs of the utilities and other players for high power conversion technologies, and we’re certain Bill can leverage it. He brings decades of experience selling to aerospace, defense, wind power, and heavy extractive industries, the same markets in which our products are in demand.”

PCTI designs, develops and manufactures standard and custom power electronic solutions. The company has served the growing demand for power electronics in the highest power ranges since 1991. Customers include the U.S. Military, and many of the world’s largest industrial manufacturers. All of its products are manufactured in the United States, and its facilities have remained open throughout the COVID-19 pandemic because of its status as an essential, defense-related industry.

For more information on PCTI please follow on the link, www.pcti.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

https://twitter.com/power_conv_tech

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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